UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2008

Dot Hill Systems Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

2200 Faraday Avenue, Suite 100, Carlsbad, CA		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 931-5500
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On March 29, 2008, the Compensation Committee of our Board of Directors approved the 2008 Executive Compensation Plan, which sets forth executive compensation for fiscal 2008 for our President and Chief Executive Officer, Dana W. Kammersgard, our Chief Financial Officer, Hanif I. Jamal, and our Executive Vice President of Worldwide Field Operations, Philip A. Davis.
Pursuant to the 2008 Executive Compensation Plan, each of Messrs. Kammersgard, Jamal and Davis is eligible to receive a cash bonus in an amount to be calculated in accordance with the terms of the 2008 Executive Compensation Plan, which establishes maximum target 2008 cash bonuses for Messrs. Kammersgard, Jamal and Davis equal to 80%, 55% and 50%, respectively, of their applicable base salaries, or $294,000, $148,500 and $130,000, respectively.
The cash bonuses will only be paid upon achievement of certain financial goals in 2008. Cash bonuses for Messrs. Kammersgard, Jamal and Davis will be paid from a cash bonus pool which will be funded in direct correlation to company financial results. In order for the cash bonus pool to be funded, the company must meet established financial objectives. If these objectives are not met at a minimum 100% level, then no cash bonus will be paid. Moreover, payment of the 2008 target cash bonuses are proportionately dependent on the achievement of additional financial goals and management business objectives, as follows:

		Management Business
Executive Officer	Financial Goals	Objectives
Dana W. Kammersgard	100%	0%
Hanif I. Jamal	80%	20%
Philip A. Davis	75%	25%
The financial goals and management business objectives for 2008 were established by the Compensation Committee and are weighted based on importance. The financial goals relate to operating income and the management business objectives are focused on each executive’s respective area of responsibility and designed to support overall corporate goal achievement. These goals were collectively designed to be challenging, and as noted above, similar goals for the named executive officers were not met in fiscal 2007.
Messrs. Kammersgard, Jamal and Davis did not receive any annual incentive bonus for fiscal 2007, nor did any of them receive an increase in base salary for fiscal 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.
By:	/s/ Hanif I. Jamal
Hanif I. Jamal
Senior Vice President, Chief Financial Officer and Secretary

Date: April 3, 2008